EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Admiralty Holding Co. (the “Company”) on Form 10-QSB for the quarterly period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report), the undersigned, G. Howard Collingwood, President and Chief Executive Officer of the Company, and Murray D. Bradley, Jr., Chief Financial Officer, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

	(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange
Act of 1934; and

	(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:

/s/ G. Howard Collingwood
G. Howard Collingwood
President and Chief Executive Officer
November 17, 2006

/s/ Murray D. Bradley, Jr.
Murray D. Bradley, Jr.
Chief Financial Officer
November 14, 2006

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